Richard Renninger

Exhibit 10.27

OSI RESTAURANT PARTNERS, LLC
Amended and Restated
Officer Employment Agreement

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into this 27th day of March 2009, to be effective for all purposes as of February 5, 2008, by and among RICHARD RENNINGER, whose address is 511 S. Orleans Ave., Tampa, Florida 33606 (hereinafter referred to as “Employee”) and OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company, formerly known as OUTBACK STEAKHOUSE, INC., having its principal office at 2202 N. West Shore Boulevard, 5th Floor, Tampa, Florida 33607 (the “Company”).

W I T N E S S E T H:

This Agreement is made and entered into under the following circumstances:

A. WHEREAS, the Company is engaged in the business of owning and operating, through its subsidiaries and their affiliates, various restaurant concepts utilizing restaurant operating systems and trademarks owned by or licensed to the Company; and

B. WHEREAS, the Company and the Employee are parties to that certain Officer Employment Agreement dated effective June 13, 2005 (the “Original Agreement”), pursuant to which, the Company employed Employee as Senior Vice President of Real Estate and Development; and

C. WHEREAS, the Company desires, on the terms and conditions stated herein, to amend and restate the Original Agreement as a result of Employee’s promotion to Executive Vice President and Chief Development Officer of the Company; and

D. WHEREAS, the Employee desires, on the terms and conditions stated herein, to be employed by the Company as Executive Vice President and Chief Development Officer.

NOW, THEREFORE, in consideration of the foregoing recitals, and of the premises, covenants, terms and conditions contained herein, the parties hereto agree as follows:

1 Employment and Term. Subject to earlier termination as provided for in Section 8 hereof, the Company hereby employs the Employee, and the Employee hereby accepts employment with the Company as Executive Vice President and Chief Development Officer of the Company for a term expiring on June 13, 2015 (“Term of Employment”). Such Term of Employment shall be automatically renewed for successive renewal terms of one (1) year each unless either party elects not to renew by giving written notice to the other party not less than sixty (60) days prior to the start of any renewal term.

2 Representations and Warranties. The Employee hereby represents and warrants to the Company that the Employee (i) is not subject to any written nonsolicitation or noncompetition agreement affecting the Employee’s employment with the Company (other than any prior agreement with the Company), (ii) is not subject to any written confidentiality or nonuse/nondisclosure agreement affecting the Employee’s employment with the Company (other than any prior agreement with the Company), and (iii) has brought to the Company no trade secrets, confidential business information, documents, or other personal property of a prior employer.

OSI Restaurant Partners, LLC
EA-Officer (OSI) with renewal 2005a

Richard Renninger

3 Duties. As Executive Vice President and Chief Development Officer of the Company, the Employee shall:

(a) diligently and faithfully perform all of the duties and functions as may be assigned to the Employee in such capacity by the Board of Directors, Chief Executive Officer or President of the Company; and

(b) not to create a situation that results in termination for Cause as that term is defined in Section 8 hereof. The Employee shall be required hereunder to devote one hundred percent (100%) of the Employee’s full business time and effort to the business affairs of the Company. The Employee shall be responsible for directly reporting to the President or Chief Executive Officer of the Company on all matters for which the Employee is responsible.

Employee shall: (i) devote the Employee’s entire business time, attention, and energies to the business of the Company, (ii) faithfully and competently perform the Employee’s duties hereunder, and (iii) not create a situation constituting Cause as defined in Section 8. The Employee shall not, during the term of this Agreement, engage in any other business activity; provided, however, that the Employee shall be permitted to invest the Employee’s personal assets and manage the Employee’s personal investment portfolio in such a form and manner as will not require any business services on Employee’s part to any third party or conflict with the provisions of Section 9, Section 10, Section 12 or Section 14 hereof, or conflict with any published policy of the Company or its affiliates, including but not limited to the insider trading policy of the Company or its affiliates.

Notwithstanding the foregoing, Employee shall also be permitted to participate in customary civic and professional activities that will not, in the opinion of the Employer, materially affect Employee’s performance of his duties hereunder.

Notwithstanding anything to the contrary herein, the parties acknowledge and agree that the Employee shall, during the term of this Agreement and at the request of the Company, also serve as an officer of any subsidiary or affiliate of the Company as the Company shall request. In such capacity, Employee shall be responsible generally for all aspects of such office. All terms, conditions, rights and obligations of this Agreement shall be applicable to Employee while serving in such office as though Employee and such subsidiary or affiliate of the Company had separately entered into this Agreement, except that the Employee shall not be entitled to any compensation, vacation, fringe benefits, automobile allowance or other remuneration of any kind whatsoever from such subsidiary or affiliate of the Company.

4 Compensation.

(a) Base Salary. During the Term of Employment, the Employee shall be entitled to an annual base salary equal to the annual salary of Employee on the effective date hereof, payable in equal biweekly installments by the Company, to be reviewed annually by the Company.

(b) Bonus. During the Term of Employment, the Employee shall be entitled to discretionary bonuses pursuant to a bonus plan as may be provided by the Company to similar employees of the Company.

5 Vacation. Employee shall be entitled to three (3) weeks paid vacation (selected by Employee, but subject to the reasonable business requirements of the Company as determined by Employee’s supervisor) during each full year during the Term of Employment. Vacation granted but not used in any year shall be forfeited at the end of such one-year period and may not be carried over to any subsequent year.

      6.  Fringe Benefits. In addition to any other rights the Employee may have hereunder, the Employee shall also be entitled to receive those fringe benefits, including, but not limited to, complimentary food, life

OSI Restaurant Partners, LLC
EA-Officer (OSI) with renewal 2005a

Richard Renninger

insurance, medical benefits, etc., if any, as may be provided by the Company to similar employees of the Company. Such benefits shall be provided in accordance with any applicable policy, program or plan provisions.  Any taxable welfare benefits provided to the Employee pursuant to this Section 6 that are not ‘disability pay’ or ‘death benefits’ within the meaning of Treasury Regulations Section 1.409A-1(a)(5) (collectively, the ‘Applicable Benefits’) shall be subject to the following requirements in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").  The amount of any Applicable Benefits provided during one taxable year shall not affect the amount of the Applicable Benefits provided in any other taxable year, except that with respect to any Applicable Benefits that consist of the reimbursement of expenses referred to in Code Section 105(b), a limitation may be imposed on the amount of such reimbursements as described in Treasury Regulations Section 1.409A-3(i)(iv)(B).  To the extent that any Applicable Benefits consist of the reimbursement of eligible expenses, such reimbursement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and Company shall not be obligated to reimburse any expense for which the Employee fails to submit an invoice or other documented reimbursement request at least thirty (30) business days before the end of the calendar year next following the calendar year in which the expense for any such reimbursement was incurred.  Further, no Applicable Benefits may be liquidated or exchanged for another benefit.

7.           Expenses. Subject to approval by the Chief Financial Officer of the Company and compliance with the Company’s policies, the Employee may incur reasonable expenses on behalf of and in furtherance of the business of the Company. Upon approval of such expenses by the Chief Financial Officer, the Company shall promptly reimburse the Employee for all such expenses upon presentation by the Employee, from time to time, of appropriate receipts or vouchers for such expenses that are sufficient in form and substance to satisfy all federal tax requirements for the deductibility of such expenses by the Company. If any reimbursements under this provision or under Section 6 are taxable to the Employee, such reimbursements shall be paid on or before the end of the calendar year following the calendar year in which the reimbursable expense was incurred, and the Company shall not be obligated to pay any such reimbursement amount for which Employee fails to submit an invoice or other documented reimbursement request at least thirty (30) business days before the end of the calendar year next following the calendar year in which the expense was incurred.  Such expenses, under this provision or under Section 6, shall be reimbursable only to the extent they were incurred during the term of the Agreement.  In addition, the amount of such reimbursements under this provision or under Section 6 that the Company is obligated to pay in any given calendar year shall not affect the amount the Company is obligated to pay in any other calendar year.  Further, Employee may not liquidate or exchange the right to reimbursement of such expenses, under this provision or under Section 6, for any other benefits.

8.           Termination. Notwithstanding the provisions of Section 1 hereof, the Term of Employment shall terminate prior to the end of the period of time specified in Section 1, immediately upon:

(a) The death of the Employee; or

(b) The Employee’s Disability during the Term of Employment. For purposes of this Agreement, the term “Disability” shall mean the inability of the Employee, arising out of any medically determinable physical or mental impairment, to perform the services required of the Employee hereunder for a period of ninety (90) consecutive days; or

(c) The existence of Cause. For purposes of this Agreement, the term “Cause” shall be defined as:

(i)           Failure of the Employee to perform the duties assigned to the Employee in a manner satisfactory to the Company, in its sole discretion; provided, however, that the Term of Employment shall not be terminated pursuant to this subparagraph (i) unless the Company first gives the Employee a written notice (“Notice of Deficiency”). The Notice of Deficiency shall specify the deficiencies in the Employee’s performance of the Employee’s duties. The Employee shall have a period of thirty (30) days, commencing on receipt of the Notice of Deficiency, in

OSI Restaurant Partners, LLC
EA-Officer (OSI) with renewal 2005a

Richard Renninger

which to cure the deficiencies contained in the Notice of Deficiency. In the event the Employee does not cure the deficiencies to the satisfaction of the Company, in its sole discretion, within such thirty (30) day period (or if during such thirty (30) day period the Company determines that the Employee is not making reasonable, good faith efforts to cure the deficiencies to the satisfaction of the Company), the Company shall have the right to immediately terminate the Term of Employment. The provisions of this subparagraph (i) may be invoked by the Company any number of times and cure of deficiencies contained in any Notice of Deficiency shall not be construed as a waiver of this subparagraph (i) nor prevent the Company from issuing any subsequent Notices of Deficiency; or

(ii)           Any intentional dishonesty by the Employee in the Employee’s dealings with the Company, the commission of fraud by the Employee, negligence in the performance of the duties of the Employee, insubordination, willful misconduct, or the conviction (or plea of guilty or nolo contendere) of the Employee of any felony, or any other crime involving dishonesty or moral turpitude; or

(iii)           Any violation of any covenant or restriction contained in Section 9, Section 10, Section 12 or Section 14 hereof; or

(iv) Any violation of any material published policy of the Company or its affiliates (material published policies include, but are not limited to, the Company’s discrimination and harassment policy, responsible alcohol policy and insider trading policy); or

(d) At the election of the Company, upon the sale of a majority ownership interest in the Company or substantially all of the assets of the Company; or

(e) At the election of the Company, upon the determination by the Company to cease the Company’s business operations.

(f) Termination of Employment for all purposes under this Agreement will be determined to have occurred in accordance with the ‘separation from service’ requirements of Code Section 409A and the Treasury Regulations and other guidance issued thereunder, and based on whether the facts and circumstances indicate that Company and Employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services Employee would perform after such date (as an employee or as an independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed over the immediately preceding 36-month period (or actual period of service, if less).

For all purposes of this Agreement, termination for Cause shall be deemed to have occurred in the event of the Employee’s resignation when, because of existing facts and circumstances, subsequent termination for Cause can be reasonably foreseen.

In the event of termination of this Agreement pursuant to this Section 8, the Employee or the Employee’s estate, as appropriate, shall be entitled to receive (in addition to any fringe benefits payable upon death in the case of the Employee’s death) the base salary provided for herein up to and including the effective date of termination, prorated on a daily basis.

9.           Noncompetition.

(a) During Term. During the Employee’s employment with the Company, the Employee shall not, individually or jointly with others, directly or indirectly, whether for the Employee’s own account or for that of any other person or entity, engage in or own or hold any ownership interest in any person or

OSI Restaurant Partners, LLC
EA-Officer (OSI) with renewal 2005a

Richard Renninger

entity engaged in a restaurant business, and the Employee shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to any such person or entity.

(b) Post Term. Except as otherwise provided in this paragraph, for a continuous period of one (1) year commencing on termination of the Employee’s employment with the Company, regardless of any termination pursuant to Section 8 or any voluntary termination or resignation by the Employee, the Employee shall not, individually or jointly with others, directly or indirectly, whether for the Employee’s own account or for that of any other person or entity, engage in or own or hold any ownership interest in any person or entity engaged in a restaurant business with a theme, décor, menu or style of or featured cuisine the same as or substantially similar to that of any restaurant owned or operated by the Company, or any of its affiliates, and that is located or intended to be located anywhere within a radius of thirty (30) miles of any restaurant owned or operated by the Company, or any of its affiliates, or any proposed restaurant to be owned or operated by any of the foregoing, and Employee shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to, any such person, or entity. Provided, however, in the event the Employee’s employment with the Company is terminated by the Company pursuant to Section 8(c)(i), Section 8(d) or Section 8(e) the restriction contained in the preceding sentence shall be limited to a continuous period of six (6) months. For purposes of this Section 9(b), Restaurants owned or operated by the Company shall include restaurants operated or owned by an affiliate of the Company, any successor entity to the Company, and any entity in which the Company, or any of its affiliates has an interest, including, but not limited to, an interest as a franchisor. The term “proposed restaurant” shall include all locations for which the Company, or its franchisees or affiliates is conducting active, bona fide negotiations to secure a fee or leasehold interest with the intention of establishing a restaurant thereon.

(c) Limitation. Notwithstanding subsections (a) and (b), it shall not be a violation of this Section 9 for Employee to own a one percent (1%) or smaller interest in any corporation required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or successor statute.

10.           Nondisclosure; Nonsolicitation; Nonpiracy. Except in the performance of Employee’s duties hereunder, at no time during the Term of Employment, or at any time thereafter, shall Employee, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use, or authorize anyone else to publish, disclose, or use, any secret or confidential material or information relating to any aspect of the business or operations of the Company, or its affiliates, including, without limitation, any secret or confidential information relating to the business, customers, trade or industrial practices, trade secrets, technology, recipes or know-how of any of the Company, or its affiliates. Moreover, during the Employee’s employment with the Company and for two (2) years thereafter, Employee shall not offer employment to any employee of the Company, its franchisees or affiliates, or otherwise solicit or induce any employee of the Company, its franchisees or affiliates to terminate their employment, nor shall Employee act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, owner or part owner, or in any other capacity, for any person or entity that solicits or otherwise induces any employee of the Company, its franchisees or affiliates to terminate their employment.

11.           Company Property: Employee Duty to Return. All Company products, recipes, product specifications, training materials, employee selection and testing materials, marketing and advertising materials, special event, charitable and community activity materials, customer correspondence, internal memoranda, products and designs, sales information, project files, price lists, customer and vendor lists, prospectus reports, customer or vendor information, sales literature, territory printouts, call books, notebooks, textbooks, and all other like information or products, including all copies, duplications, replications, and derivatives of such information or products, now in the possession of Employee or acquired by Employee at any time, shall be the exclusive property

OSI Restaurant Partners, LLC
EA-Officer (OSI) with renewal 2005a

Richard Renninger

of the Company and shall be returned to the Company no later than the date of Employee’s last day of work with the Company.

12.           Inventions, Ideas, Processes, and Designs. All inventions, ideas, recipes, processes, programs, software, and designs (including all improvements) (i) conceived or made by Employee during the course of Employee’s employment with the Company (whether or not actually conceived during regular business hours) and for a period of six (6) months subsequent to the termination or expiration of such employment and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company. An invention, idea, recipe, process, program, software or design (including an improvement) shall be deemed “related to the business of the Company” if (a) it was made with equipment, supplies, facilities, or confidential information of the Company, (b) results from work performed by Employee for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company. Employee shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, recipes, processes, and designs to the Company. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of the Company, and Employee shall be bound by such decision. Employee shall provide, on the back of this Employment Agreement, a complete list of all inventions, ideas, recipes, processes, and designs, if any, patented or unpatented, copyrighted or non-copyrighted, including a brief description, that the Employee made or conceived prior to Employee’s employment with the Company and that therefore are excluded from the scope of this Agreement.

13.           Company’s Promise to Give Employee Trade Secrets and Training. In return for Employee’s agreement not to use or disclose the Company’s trade secrets, training, systems, and confidential proprietary business methods, the Company unconditionally promises to give Employee within ninety (90) days of the signing of this contract, trade secrets, specialized training and other confidential proprietary business methods.

Specifically, the Company unconditionally promises to give Employee one-on-one training from executives, trainers, and senior employees of the Company or its affiliates. Further, the training will include training and information concerning procedures and confidential proprietary methods the Company uses to obtain and retain business from their customer base, operations in the Company’s home office, marketing and sales techniques, and information regarding the confidential information listed in Section 12(b) of this Agreement. Further, after the ninety (90) days, as the Company develops (during Employee’s employment with the Company) additional trade secrets, employee surveys and analyses, financial data and other confidential proprietary business methods and overall marketing plans and strategies, the Company promises to continue to provide, on a periodic basis, said confidential information and additional training and analysis from its executives, trainers and/or senior employees to Employee for so long as Employee is employed by Company as Executive Vice President and Chief Development Officer.

14.           Employee’s Promise Not to Disclose Trade Secrets and Confidential Information. Employee understands and agrees that the Company will provide unique and specialized training and confidential information concerning the Company’s business operations, including, but not limited to, recipes, product specifications, restaurant operating techniques and procedures, marketing techniques and procedures, financial data, processes, vendors and other information that was developed and maintained at considerable effort and expense to the Company, for the Company’s sole and exclusive use, and which if used by the Company’s competitors would give them an unfair business advantage. Employee believes the unconditional promise to provide said information is sufficient consideration for Employee’s promise to adhere to the restrictive covenants of Section 9, Section 10, Section 12, and Section 14 of this Agreement.

15.           Restrictive Covenants: Consideration; Non-Estoppel; Independent Agreements; and Non-Executory Agreements. The restrictive covenants of Section 9, Section 10, Section 12 and Section 14 of this Agreement are given and made by Employee to induce the Company to employ the Employee and to enter into this

OSI Restaurant Partners, LLC
EA-Officer (OSI) with renewal 2005a

Richard Renninger

Agreement with the Employee, and Employee hereby acknowledges that employment with the Company is sufficient consideration for these restrictive covenants.

The restrictive covenants of Section 9, Section 10, Section 12 and Section 14 of this Agreement shall be construed as agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of any restrictive covenant. The Company has fully performed all obligations entitling them to the restrictive covenants of Section 9, Section 10, Section 12, and Section 14 of this Agreement, and those restrictive covenants therefore are not executory or otherwise subject to rejection under the Bankruptcy Code.

The refusal or failure of the Company to enforce any restrictive covenant of Section 9, Section 10, Section 12 or Section 14 of this Agreement (or any similar agreement) against any other employee, agent, or independent contractor, for any reason, shall not constitute a defense to the enforcement by the Company of any such restrictive covenant, nor shall it give rise to any claim or cause of action by Employee against the Company.

16.           Reasonableness of Restrictions; Reformation; Enforcement. The parties hereto recognize and acknowledge that the geographical and time limitations contained in Section 9, Section 10, Section 12, and Section 14 hereof are reasonable and properly required for the adequate protection of the Company’s interests. Employee acknowledges that the Company or its affiliate is the owner or the licensee of the Trademarks, and the owner or the licensee of the related restaurant operating systems and will provide to Employee training in and confidential information concerning the restaurant operating systems in reliance on the covenants contained in Section 9, Section 10, Section 12 and Section 14 hereof. It is agreed by the parties hereto that if any portion of the restrictions contained in Section 9, Section 10, Section 12 or Section 14 are held to be unreasonable, arbitrary, or against public policy, then the restrictions shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile of the restricted territory being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary, or against public policy, a lesser time or geographical area that is determined to be reasonable, nonarbitrary, and not against public policy may be enforced against Employee. If Employee shall violate any of the covenants contained herein and if any court action is instituted by the Company to prevent or enjoin such violation, then the period of time during which the Employee’s business activities shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the Employee’s breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

In the event it is necessary for the Company to initiate legal proceedings to enforce, interpret or construe any of the covenants contained in Section 9, Section 10, Section 12 or Section 14 hereof, the prevailing party in such proceedings shall be entitled to receive from the non-prevailing party, in addition to all other remedies, all costs, including reasonable attorneys’ fees, of such proceedings including appellate proceedings.

17.           Specific Performance. Employee agrees that a breach of any of the covenants contained in Section 9, Section 10, Section 12 or Section 14 hereof will cause irreparable injury to the Company for which the remedy at law will be inadequate and would be difficult to ascertain and therefore, in the event of the breach or threatened breach of any such covenants, the Company shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to obtain an injunction to restrain Employee from any threatened or actual activities in violation of any such covenants. Employee hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings that might be brought to enforce any such covenants without the necessity of proof of actual damages, and in the event the Company does apply for such an injunction, Employee shall not raise as a defense thereto that the Company has an adequate remedy at law.

OSI Restaurant Partners, LLC
EA-Officer (OSI) with renewal 2005a

Richard Renninger

18.           Assignability. This Agreement and the rights and duties created hereunder, shall not be assignable or delegable by Employee. The Company shall have the right, without Employee’s knowledge or consent, to assign this Agreement, in whole or in part and any or all of the rights and duties hereunder, including but not limited to the restrictive covenants of Section 9, Section 10, Section 11, Section 12 and Section 14 hereof to any affiliate of the Company, or any successor to the Company’s interest, and Employee shall be bound by such assignment. Any assignee or successor may enforce any restrictive covenant of this Agreement.

19.           Effect of Termination. The termination of this Agreement, for whatever reason, or the expiration of this Agreement shall not extinguish those obligations of Employee specified in Section 9, Section 10, Section 11, Section 12 and Section 14 hereof. The restrictive covenants of Section 9, Section 10, Section 11, Section 12 and Section 14 shall survive the termination or expiration of this Agreement. The termination or expiration of this Agreement shall extinguish the right of any party to bring an action, either in law or in equity, for breach of this Agreement by any other party.

20.           Captions; Terms. The captions of this Agreement are for convenience only, and shall not be construed to limit, define, or modify the substantive terms hereof.

21.           Acknowledgments. Employee hereby acknowledges that the Employee has been provided with a copy of this Agreement for review prior to signing it, that the Employee has been given the opportunity to have this Agreement reviewed by Employee’s attorney prior to signing it, that the Employee understands the purposes and effects of this Agreement, and that the Employee has been given a signed copy of this Agreement for Employee’s own records.

22.           Notices. All notices or other communications provided for herein to be given or sent to a party by the other party shall be deemed validly given or sent if in writing and mailed, postage prepaid, by certified United States mail, return receipt requested, addressed to the parties at their addresses hereinabove set forth. Any party may give notice to the other party at any time, by the method specified above, of a change in the address at which, or the person to whom, notice is to be addressed.

23.           Severability. Each section, subsection, and lesser Section of this Agreement constitutes a separate and distinct undertaking, covenant, or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

24.           Waiver. The failure of a party to enforce any term, provision, or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision, or condition for the future, nor shall any specific waiver of a term, provision, or condition at one time be deemed a waiver of such term, provision, or condition for any future time or times.

25.           Parties. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their legal representatives, and proper successors or assigns, as the case may be.

26.           Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Florida without giving effect to the principles of comity or conflicts of laws thereof.

27.           Consent to Personal Jurisdiction and Venue. Employee hereby consents to personal jurisdiction and venue, for any action brought by the Company arising out of a breach or threatened breach of this Agreement or out of the relationship established by this Agreement, exclusively in the United States District Court

OSI Restaurant Partners, LLC
EA-Officer (OSI) with renewal 2005a

Richard Renninger

for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida; Employee hereby agrees that any action brought by Employee, alone or in combination with others, against the Company, whether arising out of this Agreement or otherwise, shall be brought exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida.

28.           Affiliate. Whenever used in this Agreement, the term “affiliate” shall mean, with respect to any entity, all persons or entities (i) controlled by the entity, (ii) that control the entity, or (iii) that are under common control with the entity.

29.           Cooperation. Employee shall cooperate fully with all reasonable requests for information and participation by the Company, its agents, or its attorneys, in prosecuting or defending claims, suits, and disputes brought on behalf of or against one or both of them and in which Employee is involved or about which Employee has knowledge.

30.           Amendments. No change, modification, or termination of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by all signatories to this Agreement.

31.           WAIVER OF JURY TRIAL. ALL PARTIES TO THIS AGREEMENT KNOW AND UNDERSTAND THAT THEY HAVE A CONSTITUTIONAL RIGHT TO A JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE OUT OF THIS AGREEMENT WILL INVOLVE COMPLICATED AND DIFFICULT FACTUAL AND LEGAL ISSUES.

THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

THE PARTIES INTEND THIS WAIVER OF THE RIGHT TO A JURY TRIAL BE AS BROAD AS POSSIBLE. BY THEIR SIGNATURES BELOW, THE PARTIES PROMISE, WARRANT AND REPRESENT THAT THEY WILL NOT PLEAD FOR, REQUEST OR OTHERWISE SEEK TO HAVE A JURY TO RESOLVE ANY AND ALL DISPUTES THAT MAY ARISE BY, BETWEEN OR AMONG THEM.

32.           Code Section 409A.  The Company makes no representation as to whether any payment made pursuant to this Agreement, or any part thereof constitutes or may constitute non-qualified deferred compensation. Neither the Company nor any of its managers, officers, employees, agents or professional advisors shall have any liability to the Employee or any other person or any amounts incurred by Employee or any other such person by reason of the determination made by the Board of Managers of the Company pursuant to this paragraph or any action taken or omitted by the Board, the Company, or any of the Company’s managers, officers, employees, agents or professional advisors in the course of, or as a result of, making such determination. For purposes of this Agreement, all rights to payments and benefits hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Code Section 409A.

OSI Restaurant Partners, LLC
EA-Officer (OSI) with renewal 2005a

Richard Renninger

33.           Entire Agreement; Counterparts. This Agreement supersedes the Original Agreement in its entirety. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes all prior memoranda, correspondence, conversations, negotiations and agreements. This Agreement may be executed in several identical counterparts that together shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

“EMPLOYEE”

/s/ Kelly Lefferts ______________________               /s/ Richard Renninger________________________
Kelly Lefferts,                                                                RICHARD RENNINGER
Witness

____________________________________
Witness

“COMPANY”

Attest:	OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company

By: /s/ Kelly Lefferts________________                By: /s/ Matthew Halme____________________
      KELLY LEFFERTS, Assistant Secretary                 MATTHEW HALME, Vice President

OSI Restaurant Partners, LLC
EA-Officer (OSI) with renewal 2005a